EXHIBIT 10.32

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE IS MADE EFFECTIVE AS OF MARCH 1, 2001 BY AND BETWEEN LINCOLN TOWN CENTER, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY, (“LANDLORD”) AND FEATHER RIVER STATE BANK, A CALIFORNIA STATE CHARTERED BANK, (“TENANT”) WITH REFERENCE TO THE FACTS SET FORTH BELOW.

RECITALS

A.            Landlord and Tenant are parties to that certain lease dated December 1, 2000, and hereby express their mutual desire and intent to amend the terms of the Lease by this First Amendment to Lease with those terms, covenants, and conditions as hereinafter provided.

B.            Landlord leased to Tenant a certain retail space consisting of approximately 1,200 square feet identified as 435 South Highway 65, Suite A, Lincoln, California (the “Premises”).

C.            Landlord and Tenant desire to amend and modify the lease document effective March 1, 2001.

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE AS SET FORTH BELOW.

1.             Section 1.4 Premises shall now read, “In consideration of the rents, covenants and agreements on the part of Tenant to be paid and performed, the Landlord leases to the Tenant, and Tenant leases from Landlord, for the Term, at the rental and upon the conditions of this Lease, that certain space (referred to herein as the “Premises”), now or hereafter to be erected in the Lincoln Hills Town Center Shopping Center (herein called the “Shopping Center”) in Lincoln (City) Placer (County) California (State).  The location of the Premises is outlined in red on the site plan of the Shopping Center, attached hereto as Exhibit “A” and made a part hereof, and otherwise known as 435 South Highway 65, Suites A & B, Lincoln, California, (address) said Premises being agreed for purposes of this Lease, to have an area of approximately 2,280 square feet.  Tenant acknowledges that the site plan shown on Exhibit “A” is tentative and that Landlord may change the shape, size, location, number and extent of the improvements shown thereon and eliminate or add any improvements to any portion of the Shopping Center as provided in Article VII herein."

2.             Section 1.11 Minimum Monthly Rent and Other Charges Payable by Tenant shall now read,

"(a) Minimum Monthly Rent.  Four thousand four hundred forty-six and 00/100 Dollars ($4,446,00) per month for the first twenty-four (24) months, as provided in Section 3.1, which shall be increased annually on the day and the month on which the Commencement Date occurs in each consecutive year following the Commencement Date (the “Anniversary Date”) (except on the first anniversary of the Commencement Date, i.e. month thirteen (13) as set forth above), either (i) in accordance with the increase in the United States-Department of Labor, Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers (all Items for the San Francisco-Oakland-San Jose Statistical Area on the basis of 1982-84 = 100 [the “Index”]), as provided in Section 3.2, or (ii) by five percent (5%) over the Minimum Monthly Rent then in effect.  If (ii) is completed, then (i) and Section 3.2 are inapplicable. Notwithstanding the foregoing, (i) shall only apply during the “extended term” pursuant to Rider One hereof, and (ii) shall be applicable during the initial five (5) year Term.

(b) Other Periodic Payments.  Monthly Payments of Operating Costs (see Section 4.8) including, without limitation, Taxes, Utilities, Insurance Premiums, or other amounts as provided in this Lease.  The initial monthly charge for such Operating Costs is nine hundred eighty and 40/100 Dollars ($980.40)."

3.             Landlord agrees to remove the demising wall separating Suite A from Suite B, and existing ceiling grid.

4.             Except as modified herein, the Lease shall remain in full force and effect as modified

1N WITNESS WHEREOF THIS AMENDMENT TO LEASE IS EXECUTED AS OF THE DATE FIRST WRITTEN ABOVE.

LANDLORD:	LINCOLN TOWN CENTER, LLC
A California Limited Liability Company

TENANT:	FEATHER RIVER STATE BANK,
A California State Chartered Bank

By:
Its:

By:
Its:

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